E X H I B I T   23.1
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                          Independent Auditors' Consent



We consent to the incorporation by reference in this Registration Statement of Orient-Express Hotels Ltd. on Form S-8 of our report dated March 2, 2001, appearing in the Annual Report on Form 10-K of Orient-Express Hotels Ltd. and subsidiaries for the year ended December 31, 2000.



/s/Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
April 3, 2001